Press Information The Dow Chemical Company Midland, MI 48674 dow.com
FOR IMMEDIATE RELEASE

Dow Initiates Exchange Offer for Chlorine Value Chain Businesses

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Dow commences its exchange offer for the split-off of a significant portion of its chlorine value chain, representing an important milestone in the proposed transaction with Olin, which will create an industry leader in chlor-alkali and derivatives with revenues approaching $7 billion.

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This exchange offer allows Dow shareholders to exchange their shares of Dow common stock for Blue Cube Spinco Inc. (“Splitco”) common stock, which will convert into shares of Olin common stock upon completion of the proposed transaction, providing Dow shareholders with the opportunity to own shares in the combined company, which expects to benefit from annualized cost synergies of at least $200 million.

▪	The transaction is structured in a tax efficient manner, which maximizes shareholder value and is highly complementary to the strategic objectives of both companies.

MIDLAND, Mich.– September 2, 2015 – The Dow Chemical Company (NYSE: DOW) (“Dow”) announced today that it has commenced its exchange offer for the split-off of a significant portion of its chlorine value chain. The split-off transaction is the next step in the separation, from Dow, of its U.S. Gulf Coast Chlor-Alkali and Vinyl, Global Chlorinated Organics and Global Epoxy businesses. The exchange offer provides Dow shareholders with the opportunity to exchange their shares of Dow common stock for shares of Blue Cube Spinco Inc. (“Splitco”) common stock, which will convert into shares of Olin common stock upon completion of the proposed transaction. The exchange is expected to be tax-free to participating Dow shareholders for U.S. federal income tax purposes.
“This landmark transaction is the latest in a series of milestones we have achieved that enables Dow to significantly exceed our collective divestiture targets, and enables Olin to create a premier chlor-alkali and derivatives company with the scope and capabilities to leverage long-term growth opportunities and generate significant shareholder value,” said Andrew N. Liveris, Dow’s chairman and chief executive officer. “This exchange offer is designed to maximize total shareholder return through the ability to own shares in the combined company, which is expected to benefit from substantial synergies and create significant benefits for customers.”

Key elements of the exchange offer:
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Dow is offering to exchange all shares of common stock of Blue Cube Spinco Inc. (“Splitco”), a wholly owned subsidiary of Dow, for shares of common stock of Dow that are validly tendered and not properly withdrawn.

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Dow shareholders have the option to exchange all, some or none of their shares of Dow common stock for shares of Splitco common stock, subject to proration as described below. Shares of Splitco common stock will automatically convert into the right to receive 0.87482759 shares of Olin common stock at the closing of the merger of an Olin subsidiary with and into Splitco, which is expected to occur promptly after completion of the exchange offer.

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Tendering Dow shareholders are expected to receive approximately $1.11 of Splitco common stock for every $1.00 of Dow common shares tendered and accepted in the exchange offer, subject to the upper limit described below.

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Dow will determine the ratio at which shares of Dow common stock and Splitco common stock will be exchanged by reference to the simple arithmetic average of the daily volume-weighted average prices of shares of Dow common stock and Olin common stock on the New York Stock Exchange on each of three valuation dates at the end of the exchange offer.

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Dow expects to issue 100,000,000 shares of Splitco common stock in the exchange offer. The number of shares of Dow common stock that will be accepted in the exchange offer will depend on the final exchange ratio and the number of shares of Dow common stock tendered.

•	The exchange offer and withdrawal rights are scheduled to expire at 8:00 a.m., New York City time, on October 1, 2015, unless the exchange offer is extended or terminated.

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Splitco common stock will not be transferred to participants in this exchange offer; such participants will instead receive shares of Olin common stock in the Merger. No trading market currently exists or will ever exist for shares of Splitco common stock.

This exchange offer is designed to permit Dow shareholders to exchange their shares of Dow common stock for Splitco common stock (which will convert into shares of Olin common stock) at a 10% discount in value, calculated as set forth in the exchange offer materials sent to Dow shareholders, subject to an upper limit as described below. This discount means that tendering Dow shareholders are expected to receive approximately $1.11 of Splitco common stock for every $1.00 of Dow common stock tendered and accepted in the exchange offer, subject to an upper limit. The upper limit in the exchange offer will be 2.9318  shares of Splitco common stock equivalent to 2.5648  shares of Olin common stock (based on the 0.87482759 shares of Olin common stock into which each share of Splitco common stock will convert) for each share of Dow common stock tendered and accepted in the exchange offer.

If the upper limit is in effect, then the exchange ratio will be fixed at that limit and this exchange offer will be subject to a mandatory extension of two trading days following the originally contemplated expiration date, as described in the exchange offer materials sent to Dow shareholders.

The final exchange ratio determining the number of shares of Splitco common stock participating shareholders will receive for each share of Dow common stock accepted in the exchange offer will be announced in a press release no later than 4:30 p.m., New York City time, on the last trading day prior to the expiration date (unless the exchange offer is extended). The exchange offer will expire at 8:00 a.m., New York City time, on October 1, 2015, unless terminated or extended.

Immediately following the consummation of the exchange offer, a special purpose merger subsidiary of Olin named Blue Cube Acquisition Corp. (“Merger Sub”) will be merged with and into Splitco, and Splitco, as the surviving company, will become a wholly owned subsidiary of Olin (the “Merger”). In the Merger, each issued and outstanding share of Splitco common stock will be converted into the right to receive 0.87482759 shares of Olin common stock.  Accordingly, shares of Splitco common stock will not be transferred to participants in the exchange offer; such participants will instead receive shares of Olin common stock in the Merger.  No trading market currently exists or will ever exist for shares of Splitco common stock.

The exchange offer will be subject to proration if the exchange offer is oversubscribed, and the number of shares accepted in the exchange offer may be fewer than the number of shares tendered.

If the exchange offer is consummated but not fully subscribed, the remaining Splitco common shares owned by Dow will be distributed on a pro rata basis to Dow shareholders whose Dow common stock remains outstanding after the consummation of the exchange offer.

The transactions are subject to customary closing conditions, including Olin shareholder approval. Olin has scheduled a meeting of shareholders to be held on September 15, 2015, to approve the issuance of Olin common stock in the transaction. As a result of the exchange offer, the number of Dow’s outstanding shares will be reduced.

Immediately after the Merger, approximately 52.7 percent of the outstanding shares of Olin common stock are expected to be held by pre-Merger holders of Splitco common stock and approximately 47.3 percent of the outstanding shares of Olin common stock are expected to be held by pre-Merger holders of Olin common stock. The transaction is expected to have a tax efficient consideration of $5 billion, and a taxable equivalent value of $8 billion to Dow and Dow shareholders.

For more information about the proposed transaction, please visit Dow’s website at www.dow.com. For more information about Dow’s split-off exchange offer, please contact the information agent, Georgeson.

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About Dow
Dow (NYSE: DOW) combines the power of science and technology to passionately innovate what is essential to human progress. The Company is driving innovations that extract value from the intersection of chemical, physical and biological sciences to help address many of the world’s most challenging problems such as the need for clean water, clean energy generation and conservation, and increasing agricultural productivity. Dow’s integrated, market-driven, industry-leading portfolio of specialty chemical, advanced materials, agrosciences and plastics businesses delivers a broad range of technology-based products and solutions to customers in approximately 180 countries and in high-growth sectors such as packaging, electronics, water, coatings and agriculture. In 2014, Dow had annual sales of more than $58 billion and employed approximately 53,000 people worldwide. The Company’s more than 6,000 product families are manufactured at 201 sites in 35 countries across the globe. References to “Dow” or the “Company” mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. More information about Dow can be found at www.dow.com.

Forward-Looking Statements
Note: The forward looking statements contained in this document involve risks and uncertainties that may affect TDCC’s operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission (“SEC”). These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. Accordingly, there is no assurance that TDCC’s expectations will be realized. The Company assumes no obligation to provide revisions to any forward looking statements should circumstances change, except as otherwise required by securities and other applicable laws. This document also contains statements about TDCC’s agreement to separate a substantial portion of its chlor-alkali and downstream derivatives business, distribute the business to TDCC shareholders and then merge it with a subsidiary of Olin Corporation (the “Transaction”). Many factors could cause actual results to differ materially from these forward-looking statements with respect to the Transaction, including risks relating to the completion of the transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the new combined company’s operations, Olin’s ability to integrate the business successfully and to achieve anticipated synergies, and the risk that disruptions from the Transaction will harm TDCC’s or Olin’s business. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on TDCC’s or Olin’s consolidated financial condition, results of operations or liquidity. TDCC does not assume any obligation to provide revisions to any forward looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

Important Notices and Additional Information
In connection with the proposed transaction, Splitco has filed a registration statement on Form S-4/S-1 containing a prospectus and Olin has filed a proxy statement on Schedule 14A and a registration statement on Form S-4 containing a prospectus with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE REGISTRATION STATEMENTS/PROSPECTUSES AND PROXY STATEMENT AND ANY FURTHER AMENDMENTS WHEN THEY BECOME AVAILABLE AS WELL AS ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PARTIES AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the prospectuses and proxy statement (when available) and other documents filed by TDCC, Splitco and Olin with the SEC at the SEC’s web site at http://www.sec.gov. Free copies of these documents and any further amendments, once available, and each of the companies’ other filings with the SEC may also be obtained from the respective companies by directing a written request to Olin at 190 Carondelet Plaza, Clayton, MO 63105. Attention: Investor Relations or TDCC or Splitco at The Dow Chemical Company, 2030 Dow Center, Midland, Michigan 48674, Attention: Investor Relations.

This communication is not a solicitation of a proxy from any investor or security holder. However, Olin, TDCC, and certain of their respective directors, executive officers and other members of management and employees, may be deemed to be participants in the solicitation of proxies from shareholders of Olin in respect of the proposed transaction under the rules of the SEC. Information regarding Olin’s directors and executive officers is available in Olin’s 2014 Annual Report on Form 10-K filed with the SEC on February 25, 2015, and in its definitive proxy statement for its annual meeting of shareholders filed March 4, 2015. Information regarding TDCC’s directors and executive officers is available in TDCC’s Annual Report on Form 10-K filed with the SEC on February 13, 2015, and in its definitive proxy statement for its annual meeting of shareholders, filed March 27, 2015, and a supplement to the proxy statement filed March 31, 2015. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the registration statements, prospectuses and proxy statement and other relevant materials filed with the SEC.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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For further information contact:
Emily Parenteau The Dow Chemical Company +1.989.636.7904 ebparenteau@dow.com	Information Agent: Georgeson 1-888-566-8006 +1-781-575-3340